Exhibit 99.2

Q1 2019 Financial Results Conference Call May 3, 2019

Cautionary Note Regarding Forward-Looking Statements 2 To the extent any statements made in this presentation contain information that is not historical, these statements are forward-looking statements or forward-looking information, as applicable, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively “forward-looking statements”). Forward-looking statements can generally be identified by the use of words such as “should,” “intend,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “project,” “will,” “could,” “would,” “target,” “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Atlantic Power Corporation (“AT”, “Atlantic Power” or the “Company”) believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the outcome or impact of the Company’s business strategy to increase the intrinsic value of the Company on a per-share basis through disciplined management of its balance sheet and cost structure and investment of its discretionary cash in a combination of organic and external growth projects, acquisitions, and repurchases of debt and equity securities; the Company’s ability to enter into new PPAs on favorable terms or at all after the expiration of existing agreements, and the outcome or impact on the Company’s business of any such actions. Although the forward-looking statements contained in this presentation are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this presentation and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances. The Company’s ability to achieve its longer-term goals, including those described in this presentation, is based on significant assumptions relating to and including, among other things, the general conditions of the markets in which it operates, revenues, internal and external growth opportunities, its ability to sell assets at favorable prices or at all and general financial market and interest rate conditions. The Company’s actual results may differ, possibly materially and adversely, from these goals. Disclaimer – Non-GAAP Measures Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization (including non-cash impairment charges), and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. A reconciliation of Project Adjusted EBITDA to Project income (loss) and to Net income (loss) by segment and on a consolidated basis is provided on pages 29-30. All amounts in this presentation are in US$ and approximate unless otherwise stated.

3 Highlights Operations Review Commercial Update Financial Results Liquidity and Debt Repayment Profile 2019 Guidance Q&A Agenda

Q1 2019 Snapshot 4 Solid start to the year; maintaining 2019 guidance On track to repay total of $86 million of consolidated debt this year Expect to achieve leverage ratio of 4x by YE 2019, with further improvement next several years S&P recently revised our credit rating outlook to Positive from Stable NCIB: Reached the limit on two of three preferred series; have room on the third and the common Contracts: In discussions for new long-term PPA at Williams Lake Growth: On track to close acquisition of two South Carolina biomass plants in Q3 or Q4 2019 for $13 million Continue to evaluate additional acquisition opportunities of biomass and other assets Well positioned under different market scenarios

Q1 2019 Operational Performance: Higher generation due to higher dispatch at Frederickson and Manchief 5 Q1 2019 Q1 2018 East U.S. 98.6% 98.0% West U.S. 96.7% 97.2% Canada 97.2% 99.7% Total 97.9% 98.3% Aggregate Power Generation Q1 2019 vs. Q1 2018 (Net GWh) East U.S. West U.S. Canada Total (0.9%) 26.4% (3.1)% 4.6% Slightly lower availability factor: Generation is up: + Frederickson higher dispatch + Manchief higher dispatch + Curtis Palmer higher water flows San Diego PPA expirations in Feb. 2018 Chambers lower PJM pricing Mamquam lower water flows Mamquam seal repair Oxnard gas turbine repairs + Nipigon LTEDC now requires being available + Tunis start-up in Oct. 2018 Safety: Total Recordable Incident Rate TRIR, generation companies (Bureau of Labor Statistics): FY 2015 1.4, FY 2016 1.0, FY 2017 1.5 Industry average Availability (weighted average) Hydro generation Curtis Palmer Mamquam +21% vs Q1 2018 -23% vs Q1 2018 +32% vs long-term avg. -6% vs long-term avg. 1.67 0.69 1.16 1.65 1.31 FY 2015 FY 2016 FY 2017 FY 2018 YTD April 2019 656 650 243 308 221 214 1,120 1,172 Q1 2018 Q1 2019 Q1 2018 Q1 2019 Q1 2018 Q1 2019 Q1 2018 Q1 2019

AtlanticPower Corporation

Operations and Commercial Updates

Decommissioning of San Diego Projects

- Made additional progress with the Navy regarding scope of work
- Continue to work with the Navy and SDG&E on issues affecting schedule
- Once agreement is finalized, we expect to solicit final bids from contractors for the work
- Estimating $5 million cash outlay to decommission the facilities; expected net cash outlay of ~$3.5 million (received ~$1.7 million of salvage proceeds, to date)
- No impact on Project Adjusted EBITDA
- Repurposed valuable equipment to other projects where feasible

Williams Lake

- In April 2019, BC Hydro executed short-term contract extension to Sept. 30, 2019
- Ministry of Energy report on IPP re-contracting recognizes the value of biomass and instructs BC Hydro to engage in PPA renewal discussions
- Recently began discussions with BC Hydro on a potential new long-term contract
- Environmental Appeal Board recently issued a final decision on air permit amendment
  - Limits rail ties to 35% annually / 50% daily
  - Preserves our option to burn rail ties
  - Decision on shredder investment dependent on long-term PPA, economics of investment, and conventional fuel alternatives

Operating Cost Initiatives

- Have now installed predictive analytic software at six plants, which has helped us avoid 18 potential equipment issues
- In 2018, all of our gas plants were able to maintain their heat rates despite natural run time degradation

South Carolina Biomass Acquisition

- Expect to close this acquisition in third or fourth quarter
- Working to ensure a smooth transition once the deal closes
- Aim to quickly implement initiatives similar to those we have undertaken at our other biomass projects

6

Q1 2019 Financial Highlights 7 Financial Results Project Adjusted EBITDA of $53.7 million vs. $53.4 million in Q1 2018 Cash provided by operating activities of $29.2 million vs. $50.3 million in Q1 2018 (working capital) - Both were better than expectations / Curtis Palmer water flows; timing of cash receipts Liquidity of $198 million, an increase of $6.5 million from December 31, 2018 Balance Sheet and Maturity Profile Repaid $15.0 million of term loan and $775 thousand of project debt Consolidated leverage ratio of 4.5 times expected to improve to 4.0 times by YE 2019 Redeemed remaining Cdn$24.7 million of Series D convertible debentures in April 2019 Capital Allocation Repurchased $7.7 million (US$ equivalent) of preferred shares under normal course issuer bid, at average after-tax cash yields of approximately 11% Repurchased 44 thousand common shares Continue to look for opportunities to allocate capital to growth investments Maintain our 2019 Project Adjusted EBITDA guidance of $175 million to $190 million and our estimate of 2019 operating cash flow of $100 million to $115 million

Q1 2019 Project Adjusted EBITDA (bridge vs 2018) ($ millions) 8 $53.4 $53.7 Q1 2018 Q1 2019 Tunis Major maintenance in prior period; commenced operations in October 2018 3.5 Curtis Palmer Higher water flows 0.9 All other San Diego PPA expirations (-), Mamquam lower water flows (-), higher dispatch at Frederickson (+) and Manchief (+) (1.0) Williams Lake Short-term PPA extension (5.1) (0.7) Orlando Contractual rate escalation, higher generation 2.7 Chambers Lower PJM pricing Results exceeded expectations primarily due to above-average water flows at Curtis Palmer

Three months ended Mar. 31, Unaudited 2019 2018 Change Cash provided by operating activities $29.2 $50.3 $(21.1) Significant uses of cash provided by operating activities: Term loan repayments (1) (15.0) (30.0) 15.0 Project debt amortization (0.8) (2.4) 1.6 Capital expenditures (0.3) (1.1) 0.8 Preferred dividends (1.9) (2.2) 0.3 Q1 2019 Cash Flow Results ($ millions) 9 $(22.7) changes in working capital $(0.8) distributions from unconsolidated affiliates + $0.6 lower cash interest and tax payments + $0.3 higher Project Adjusted EBITDA Excluding changes in working capital, operating cash flow for the 2019 period was $1.6 million higher than the comparable 2018 period. (1) Includes 1% mandatory annual amortization and targeted debt repayments.

Liquidity ($ millions) 10 Mar 31, 2019 Dec 31, 2018 Cash and cash equivalents, parent $47.6 $45.9 Cash and cash equivalents, projects 27.2 22.4 Total cash and cash equivalents 74.8 68.3 Revolving credit facility 200.0 200.0 Letters of credit outstanding (76.9) (76.9) Availability under revolving credit facility 123.1 123.1 Total Liquidity $197.9 $191.4 Excludes restricted cash of: $0.5 $2.1 Consolidated debt (1) $717.0 $727.4 Leverage ratio (2) 4.5 4.5 (1) Before unamortized discount and unamortized deferred financing costs (2) Consolidated debt to trailing 12-month Adjusted EBITDA (after Corporate G&A) Q1 2019: +$6.5 million +$11.2 million discretionary cash flow after debt repayment, preferred dividends and capex +$1.6 million reduction in restricted cash +$1.5 million from asset sales (San Diego equipment) $(7.8) million repurchases of preferred and common shares

Debt Repayment Profile at March 31, 2019 (1) ($ millions) 11 (1) ) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned. (2) Bullet percentage includes remaining term loan balance at maturity in April 2023. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of 1.335. Project-level non-recourse debt: $63.2, including $42.9 at Chambers (equity method); amortizes over the life of the project PPAs (through 2025) APLP Holdings Term Loan: $435; 1% annual amortization and mandatory prepayment via the greater of a 50% sweep or such other amount that is required to achieve a specified targeted debt balance (combined average annual repayment of ~ $81); $125 expected to remain at April 2023 maturity APC Convertible Debentures: $18.5 (US$ equivalent) of Series D (redeemed in April 2019) and $86.1 (US$ equivalent) of Series E convertible debentures (maturing Jan. 2025) APLP Medium-Term Notes: $157.1 (US$ equivalent) due in June 2036 Total $760 $76 $116 $249 $92 APLP Holdings Term Loan Project-level debt APLP Medium-term Notes (US$ equivalent) APC Convertible Debentures (US$ equivalent) 51% bullet (2), 49% amortizing $88 $139 Series D Series E (2025) MTNs (2036) Redeemed $18.5 million Series D convertible debentures in April 2019 0.0 25.0 50.0 75.0 100.0 125.0 150.0 175.0 200.0 225.0 250.0 275.0 Rest of 2019 2020 2021 2022 2023 Thereafter

12 Expected Debt Repayment (March 31, 2019 – Year End 2023): APLP Holdings Term Loan: Amortize $325; $125 remaining balance due at maturity in April 2023, assumed to be refinanced prior to that date (2) Project Debt: Amortize $58, ending balance $6 APC Convertible Debentures: Series D convertible debentures redeemed in April 2019 (US$18.5 equivalent) Total Remaining Repayment through 2023: $386 (51%) Projected Debt Balances through 2023 (1) ($ millions) APLP Holdings Term Loan Project-level debt APLP Medium-term Notes (US$ equiv.) APC Convertible Debentures (US$ equiv.) $760 $476 $388 $684 $568 $374 Actual (1) ) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned (2) Alternatives include extension of maturity date or repayment at maturity. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of 1.335. Redeemed $18.5 million Series D convertible debentures in April 2019; Series E remain ($86.1 million) 63 56 45 33 20 6 435 385 280 200 125 125 105 86 86 86 86 86 157 157 157 157 157 157 0 100 200 300 400 500 600 700 800 3/31/19 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23

AtlanticPower Corporation

2019 Project Adjusted EBITDA Guidance (bridge vs 2018)

($ millions)


$185
(11)
Williams Lake
Short-term PPA extension (lower margins); assumed expiration Sept. 2019
(6)
Mamquam
Morris
Chambers
Total (4)
Other (2)
+2
Fredericksen
Lower maintenance expense in 2019
+2
San Diego
Operated at a loss in 2018; decommissioning expense and salvage proceeds below the EBITDA line in 2019
+5
Manchief
GT major overhaul in Q2 2018
+6
Tunis
Start-up maintenance in 2018; full year of operations under new PPA in 2019
$190
$175
FY 2018 Actual
FY 2019 Guidance

2019 guidance in line with 2018 actual; unchanged from Q4 2018 presentation

The Company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable components of these comparable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA.

13

Bridge of 2019 Project Adjusted EBITDA Guidance to Cash Provided by Operating Activities ($ millions) 14 14 The Company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable components of these comparable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA. 2019 Guidance (as of 2/28/19) Project Adjusted EBITDA $175 - $190 Adjustment for equity method projects (1) (5) Corporate G&A expense (22) Cash interest payments (39) Cash taxes (4) Decommissioning (San Diego projects) (5) Other (including changes in working capital) (0) Cash provided by operating activities $100 - $115 Note: For purposes of providing a reconciliation of Project Adjusted EBITDA guidance, impact on Cash provided by operating activities of changes in working capital is assumed to be nil. (1) Represents difference between Project Adjusted EBITDA and cash distribution from equity method projects; in 2019, the $(5) million reflects debt amortization at Chambers of $5.2 million. (2) 2019 YTD repurchases include $7.7 million of preferred shares and $0.1 million of common shares. (3) Includes the remaining $10.4 million for the South Carolina biomass acquisition due at closing (expected 2H 2019). Planned Uses of Cash Provided by Operating Activities: Term loan repayments $65.0 Project debt amortization 3.1 Preferred dividends 8.0 Capital expenditures 1.2 Capital Allocation YTD April 2019: NCIB repurchases (2) $7.8 Acquisitions (3) 10.4 Redemption of Series D 18.5 2019 term loan and project debt repayments $32 million lower than in 2018

Appendix 15 TABLE OF CONTENTS Page Power Projects and PPA Expiration Dates 16 Capital Structure Information 17-21 Project Information – Earnings/Cash Flow Diversification and PPA Term 22-23 Supplemental Financial Information Q1 2019 Results Summary 24-25 Project Income by Project 26 Project Adjusted EBITDA by Project 27 Cash Distributions from Projects 28 Non-GAAP Disclosures 29-30

AtlanticPower Corporation

Power Projects and PPA Expiration Dates

Year	Project	Location	Type	Economic Interest	Net MW	Contract Expiry
2019	Williams Lake	B.C.	Biomass	100%	66	9/2019
2020	Oxnard	California	Nat. Gas	100%	49	5/2020 (1)
	Calstock	Ontario	Biomass	100%	35	6/2020
	Kenilworth	New Jersey	Nat. Gas	100%	29	9/2020 (2)
2021	None expiring					
2022	Manchief	Colorado	Nat. Gas	100%	300	4/2022 (3)
	Moresby Lake	B.C.	Hydro	100%	6	8/2022
	Frederickson	Washington	Nat. Gas	50.15%	125	8/2022
	Nipigon	Ontario	Nat. Gas	100%	40	12/2022
2023	Orlando	Florida	Nat. Gas	50%	65	12/2023
2024	Chambers	New Jersey	Coal	40%	105	3/2024
2025 - 2028	Mamquam	B.C.	Hydro	100%	50	9/2027 (4)
	Curtis Palmer	New York	Hydro	100%	60	12/2027 (5)
	Cadillac	Michigan	Biomass	100%	40	6/2028
2032 - 2037	Piedmont	Georgia	Biomass	100%	55	9/2032
	Tunis	Ontario	Nat. Gas	100%	37	10/2033
	Morris	Illinois	Nat. Gas	100%	77 (6)	12/2034 (7)
	Koma Kulshan	Washington	Hydro	100%	13	3/2037

(1) Oxnard's steam sales agreement expires in Feb. 2020 (2) Merck has one additional one-year extension option. (3) Public Service Co. of Colorado has option to purchase Manchief that is exercisable in May 2020 and May 2021 (4) BC Hydro has an option to purchase Mamquam that is exercisable in Nov. 2021 (5) Expires at the earlier of Dec. 2027 or the provision of 10,000 GWh of generation. Based on cumulative generation to date, we expect the PPA to expire prior to Dec. 2027. (6) Equistar has right to take up to 77 MW but on average takes approx. 50 MW. Balance of 177 MW of capacity is sold to PJM (7) Equistar has an option to purchase Morris that is exercisable in Dec. 2020 and Dec. 2027.

16

17 (1) Reflects $86 million of debt repayments in 2019 (2) Excludes unamortized discounts and deferred financing costs. Strengthening Balance Sheet ($ millions) ~4x Total net reduction in consolidated debt from YE 2013 to 3/31/19 of approximately $1.2 billion $1,876 $1,755 $1,019 $997 $846 $727 $717 $647 9.5 6.9 5.7 5.6 3.3 4.5 4.5 4.0 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 YE 2013 YE 2014 YE 2015 YE 2016 YE 2017 YE 2018 3/31/2019 Proj.YE 2019 (1) Consolidated debt (millions) (2) Leverage ratio

Capitalization ($ millions) 18 Mar. 31, 2019 Dec. 31, 2018 Long-term debt, incl. current portion (1) APLP Medium-Term Notes (2) $157.1 $154.0 Revolving credit facility - - Term Loan 435.0 450.0 Project-level debt (non-recourse) 20.3 21.0 Convertible debentures (2) 104.6 102.4 Total long-term debt, incl. current portion $717.0 80% $727.4 79% Preferred shares (3) 183.2 20% 199.3 22% Common equity (4) 1.3 0% (6.9) (1)% Total shareholders equity $184.5 20% $192.4 21% Total capitalization $901.5 100% $919.8 100% Debt balances are shown before unamortized discount and unamortized deferred financing costs. Period-over-period change due to F/X impacts. Series D was fully redeemed in April 2019 ($18.5 million US$ equivalent) Par value of preferred shares was approximately $139 million and $149 million at March 31, 2019 and December 31, 2018, respectively. Common equity includes other comprehensive income and retained deficit. Note: Table is presented on a consolidated basis and excludes equity method projects

AtlanticPower Corporation

Capital Summary at March 31, 2019

($ millions)

Atlantic Power Corporation			
	Maturity	**Amount**	**Interest Rate**
Convertible Debentures (ATP.DB.D)	12/2019	$18.5 (C$24.7) [1]	6.00%
Convertible Debentures (ATP.DB.E)	1/2025	$86.1 (C$115.0)	6.00%
APLP Holdings Limited Partnership			
	Maturity	**Amount**	**Interest Rate**
Revolving Credit Facility	4/2022	$0	LIBOR + 2.75%
Term Loan	4/2023	$435.0	4.12%-5.24% [2]
Atlantic Power Limited Partnership			
	Maturity	**Amount**	**Interest Rate**
Medium-term Notes	6/2036	$157.1 (C$210)	5.95%
Preferred shares (AZP.PR.A)	N/A	$72.1 (C$96.2)	4.85%
Preferred shares (AZP.PR.B)	N/A	$42.2 (C$56.4)	5.57%
Preferred shares (AZP.PR.C)	N/A	$25.2 (C$33.7)	5.84% [3]
Atlantic Power Transmission & Atlantic Power Generation			
	Maturity	**Amount**	**Interest**
Project-level Debt (Cadillac - consolidated)	8/2025	$20.3	6.26%-6.38%
Project-level Debt (Chambers - equity method)	12/2019, 12/2023	$42.9	4.50%-5.00%

[1] Series D convertible debentures were fully redeemed in April 2019. [2] Weighted average rate at Mar. 31, 2019 of approximately 4.00%. Range and weighted average include impact of interest rate swaps [3] Set on March 1, 2019 for June 28, 2019 dividend payment. Will be reset quarterly based on sum of the Canadian Government 90-day Treasury Bill yield (using the three-month average result plus 4.18%). Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.335.

19

APLP Holdings Term Loan Cash Sweep Calculation 20 APLP Holdings Adjusted EBITDA (after majority of Atlantic Power G&A expense) Less: Capital expenditures Cash taxes = Cash flow available for debt service Less: APLP Holdings consolidated cash interest (revolver, term loan, MTNs, Cadillac) = Cash flow available for cash sweep Calculate 50% of cash flow available for sweep Compare 50% cash flow sweep to amount required to achieve targeted debt balance Must repay greater of 50% or the amount required to achieve targeted debt balance for that quarter If targeted debt balance is > 50% of cash flow sweep: Repay amount required to achieve target, up to 100% of cash flow available from sweep Remaining amount, if any, to Company If targeted debt balance is < 50% of cash flow sweep: Repay 50% minimum Remaining 50% to Company Expect cash sweep to average 65% to 70% over the life of the loan, though higher in early years, and with considerable variability from year to year Expect > 80% of principal to be repaid by maturity through mandatory and targeted repayments Notes: The cash sweep calculation occurs at each quarter-end. Targeted debt balances are specified in the credit agreement for each quarter through maturity.

AtlanticPower Corporation

APLP Holdings Credit Facilities – Financial Covenants

Fiscal Quarter	Leverage Ratio	Interest Coverage Ratio
3/31/2019	5.00:1.00	3.00:1.00
6/30/2019	5.00:1.00	**3.25:1.00**
9/30/2019	5.00:1.00	3.25:1.00
12/31/2019	5.00:1.00	3.25:1.00
3/31/2020	5.00:1.00	3.25:1.00
6/30/2020	**4.25:1.00**	**3.50:1.00**
9/30/2020	4.25:1.00	3.50:1.00
12/31/2020	4.25:1.00	3.50:1.00
3/31/2021	4.25:1.00	3.50:1.00
6/30/2021	4.25:1.00	**3.75:1.00**
9/30/2021	4.25:1.00	3.75:1.00
12/31/2021	4.25:1.00	3.75:1.00
3/31/2022	4.25:1.00	3.75:1.00
6/30/2022	4.25:1.00	**4.00:1.00**
9/30/2022	4.25:1.00	4.00:1.00
12/31/2022	4.25:1.00	4.00:1.00
3/31/2023	4.25:1.00	4.00:1.00

Leverage ratio:

Consolidated debt to Adjusted EBITDA, calculated for the trailing four quarters.

Consolidated debt includes both long-term debt and the current portion of long-term debt at APLP Holdings, specifically the amount outstanding under the term loan and the amount borrowed under the revolver, if any, the Medium Term Notes, and consolidated project debt (Epsilon Power Partners and Cadillac).

Adjusted EBITDA is calculated as the Consolidated Net Income of APLP Holdings plus the sum of consolidated interest expense, tax expense, depreciation and amortization expense, and other non-cash charges, minus non-cash gains. The Consolidated Net Income includes an allocation of the majority of Atlantic Power G&A expense. It also excludes earnings attributable to equity-owned projects but includes cash distributions received from those projects.

Interest Coverage ratio:

Adjusted EBITDA to consolidated cash interest payments, calculated for the trailing four quarters.

Adjusted EBITDA is defined above.

Consolidated cash interest payments include interest payments on the debt included in the Consolidated debt ratio defined above.

Note, the project debt, Project Adjusted EBITDA and cash interest expense for Piedmont are not included in the calculation of these ratios because the project is not included in the collateral package for the credit facilities.

21

Three months ended March 31, 2019 Project Adjusted EBITDA by Project 22 Project Adjusted EBITDA and Cash Flow Diversification by Project (1) Based on Project Adjusted EBITDA for the three months ended March 31, 2019, excluding non-operational projects and one other project that has negative Project Adjusted EBITDA for the period. (2) Based on $48.8 million in Cash Distributions from Projects for the three months ended March 31, 2019. Cash Distributions from Projects by Segment (2) Project Adjusted EBITDA by Segment (1) East U.S. 50% West U.S. 15% Canada 35% East U.S. 67% West U.S. 12% Canada 22% Other 1% Curtis Palmer 25% Orlando 15% Nipigon 14% Chambers 9% Morris 8% Manchief 7% Frederickson 7% Cadillac 3% Calstock 3% Mamquam 2% Piedmont 2% Kenilworth 2% Tunis 1% Williams Lake 1%

Remaining PPA Term (years) (1) 23 (1) Weighted by FY 2019 Project Adjusted EBITDA. (2) Primarily merchant energy revenue at Morris Pro Forma Offtaker Credit Rating (1) Approximately Half of EBITDA Covered by Contracts with At Least 5 Years Remaining Contracted projects have an average remaining PPA life of 5.9 years (1) (2) Merchant / Market Pricing 2% (2) Less than 5 48% 5 to 10 40% 10 to 15 4% 15+ 7% A - to A+ 56% AA - to AA 20% AAA 9% BBB - to BBB+ 12% BB 1% NR 3%

24 Summary of Financial and Operating Results ($ millions, unaudited) 2019 2018 Project revenue $73.0 $80.0 Project income 30.6 28.3 Net income attributable to Atlantic Power Corporation 8.9 15.9 Cash provided by operating activities 29.2 50.3 Cash provided by (used in) investing activities 1.2 (1.1) Cash used in financing activities (25.5) (45.7) Project Adjusted EBITDA 53.7 53.4 Operating Results Aggregate power generation (net GWh) 1,172.0 1,120.5 Weighted average availability 97.9% 98.3% Three months ended March 31,

25 Segment Results ($ millions, unaudited) 2019 2018 Project income (loss) East U.S. $23.6 $20.8 West U.S. 0.4 (2.0) Canada 8.6 7.4 Un-allocated Corporate (2.0) 2.1 Total $30.6 $28.3 Project Adjusted EBITDA East U.S. $36.0 $33.2 West U.S. 6.1 6.1 Canada 11.7 14.2 Un-allocated Corporate (0.1) (0.1) Total $53.7 $53.4 Three months ended March 31,

Project Income (Loss) by Project ($ millions) 26 (1) Unconsolidated entities for which the results of operations are reflected in equity earnings of unconsolidated affiliates. Three months ended March 31 2019 2018 East U.S. Cadillac $0.7 $0.6 Curtis Palmer 10.1 7.4 Kenilworth 0.3 0.3 Morris 2.7 2.6 Piedmont (0.7) (0.5) Chambers (1) 2.5 3.0 Orlando (1) 8.0 7.5 Total 23.6 20.8 West U.S. Manchief 1.4 0.9 Naval Station (0.1) (0.9) Naval Training Center (0.1) (0.7) North Island (0.1) (0.6) Oxnard (2.9) (2.6) Frederickson (1) 2.4 1.9 Koma Kulshan (0.3) - Total 0.4 (2.0) Canada Calstock 0.9 1.3 Kapuskasing (0.1) (0.1) Mamquam 0.7 1.3 Nipigon 6.3 2.2 North Bay (0.1) - Williams Lake 0.1 5.1 Other 0.7 (2.5) Total 8.6 7.4 Totals Consolidated projects 19.5 13.8 Equity method projects 13.0 12.4 Un-allocated corporate (2.0) 2.1 Total Project Income $30.6 $28.3

AtlanticPower Corporation

Project Adjusted EBITDA by Project

($ millions)

		Three months ended March 31	
		2019	2018
East U.S.	**Accounting**		
Cadillac	Consolidated	$1.9	$2.0
Curtis Palmer	Consolidated	14.0	11.3
Kenilworth	Consolidated	1.0	1.0
Morris	Consolidated	4.5	4.4
Piedmont	Consolidated	1.1	1.3
Chambers [1]	Equity method	5.1	5.8
Orlando [1]	Equity method	8.5	7.6
Total		**36.0**	**33.2**
West U.S.			
Manchief	Consolidated	4.2	3.7
Naval Station	Consolidated	(0.1)	0.2
Naval Training Center	Consolidated	(0.1)	(0.0)
North Island	Consolidated	(0.1)	0.3
Oxnard	Consolidated	(1.8)	(1.5)
Frederickson [1]	Equity method	3.9	3.4
Koma Kulshan	Consolidated	0.1	0.1
Total		**6.1**	**6.1**
Canada			
Calstock	Consolidated	1.4	1.8
Kapuskasing	Consolidated	(0.1)	(0.1)
Mamquam	Consolidated	1.1	1.7
Moresby Lake	Consolidated	0.4	0.4
Nipigon	Consolidated	7.6	7.4
North Bay	Consolidated	(0.1)	0.0
Tunis	Consolidated	0.8	(2.7)
Williams Lake	Consolidated	0.5	5.6
Total		**11.7**	**14.2**
Totals			
Consolidated projects		36.3	36.7
Equity method projects		17.5	16.8
Un-allocated corporate		(0.1)	(0.1)
Total Project Adjusted EBITDA		**$53.7**	**$53.4**

	Three months ended March 31	
	2019	2018
Total Project Adjusted EBITDA	**$53.7**	**$53.4**
Change in fair value of derivative instruments	2.4	(3.8)
Depreciation and amortization	20.2	27.9
Interest expense, net	0.7	1.0
Other income, net	(0.2)	-
Project income	**$30.6**	**$28.3**
Administration	6.8	6.0
Interest expense, net	11.1	15.1
Foreign exchange loss (gain)	5.0	(8.2)
Other expense (income), net	4.7	(2.0)
Income from operations before income taxes	3.0	17.4
Income tax expense	0.6	3.2
Net income	**$2.4**	**$14.2**
Net loss attributable to preferred share dividends of a subsidiary company	(6.5)	(1.7)
Net income attributable to Atlantic Power Corporation	**$8.9**	**$15.9**

[1] Unconsolidated entities for which the results of operations are reflected in equity earnings of unconsolidated affiliates.

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AtlanticPower Corporation

Cash Distributions from Projects by Quarter, 2018 - 2019

($ millions), Unaudited

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019
East U.S.						
Cadillac	$0.3	$1.3	$1.0	$1.0	$3.5	$0.0
Curtis Palmer	9.5	13.0	2.7	9.0	34.1	14.3
Kenilworth	1.4	0.5	(0.0)	0.5	2.3	0.9
Morris	6.9	3.4	1.5	5.0	16.9	5.7
Piedmont	1.3	1.3	6.0	1.5	10.0	1.3
Chambers (1)	0.0	5.9	0.0	8.0	13.9	0.0
Orlando (1)	2.6	9.7	6.4	13.7	32.3	1.9
Total	**21.8**	**35.0**	**17.5**	**38.8**	**113.1**	**24.0**
West U.S.						
Manchief	3.2	0.6	4.2	4.2	12.2	3.4
Naval Station	1.2	(0.7)	(0.4)	(0.4)	(0.4)	1.2
Naval Training Center	0.8	(0.5)	(0.4)	(0.6)	(0.7)	(0.2)
North Island	1.4	(0.7)	(0.4)	(0.6)	(0.3)	(0.3)
Oxnard	(0.2)	(0.2)	5.3	1.3	6.2	(1.1)
Frederickson (1)	4.0	3.0	3.4	3.7	14.1	3.8
Koma Kulshan	0.6	0.1	0.4	0.8	1.8	0.3
Total	**11.0**	**1.8**	**12.0**	**8.3**	**33.0**	**7.1**
Canada						
Calstock	2.9	1.8	(0.1)	0.7	5.4	1.1
Kapuskasing	6.3	(0.2)	(0.1)	0.0	6.0	(0.1)
Mamquam	1.9	2.7	2.6	1.8	9.0	1.7
Moresby Lake	0.6	(0.1)	(0.2)	0.1	0.4	0.5
Nipigon	10.0	5.7	2.4	5.2	23.3	9.8
North Bay	6.6	(0.1)	(0.1)	0.0	6.4	(0.1)
Tunis	(0.5)	(3.1)	(0.5)	(0.5)	(4.5)	1.4
Williams Lake	4.0	1.2	(0.9)	1.7	5.9	2.5
Total	**31.7**	**8.0**	**3.2**	**9.0**	**51.9**	**16.7**
Total Cash Distributions	**$64.5**	**$44.7**	**$32.8**	**$56.1**	**$198.0**	**$47.8**
Consolidated	58.0	26.0	23.0	30.7	137.6	42.1
Equity Method	6.5	18.8	9.8	25.4	60.4	5.7

(1) Unconsolidated entities for which the results of operations are reflected in equity earnings of unconsolidated affiliates.

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Non-GAAP Disclosures Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization (including non-cash impairment charges) and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. A reconciliation of Project Adjusted EBITDA to Project income (loss) and to Net income (loss) by segment and on a consolidated basis is provided on pages 29-30. Investors are cautioned that the Company may calculate these measures in a manner that is different from other companies. 29 2019 2018 Net income attributable to Atlantic Power Corporation $8.9 $15.9 Net loss attributable to preferred share dividends of a subsidiary company (6.5) (1.7) Net income $2.4 $14.2 Income tax expense 0.6 3.2 Income from operations before income taxes 3.0 17.4 Administration 6.8 6.0 Interest expense, net 11.1 15.1 Foreign exchange loss (gain) 5.0 (8.2) Other expense (income), net 4.7 (2.0) Project income $30.6 $28.3 Reconciliation to Project Adjusted EBITDA Depreciation and amortization $20.2 $27.9 Interest, net 0.7 1.0 Change in the fair value of derivative instruments 2.4 (3.8) Other income, net (0.2) - Project Adjusted EBITDA $53.7 $53.4 Three months ended March 31,

AtlanticPower Corporation

Reconciliation of Net Income (Loss) to Project Adjusted EBITDA by Segment, Q1 2019 vs Q1 2018

($ millions)

Three months ended March 31, 2019

	East U.S.	West U.S.	Canada	Un-alloc. Corp.	Consolidated
Net income (loss) attributable to Atlantic Power Corporation	$23.6	$0.4	$8.6	($23.7)	$8.9
Net loss attributable to preferred share dividends of a subsidiary company	-	-	-	(6.5)	(6.5)
Net income (loss)	23.6	0.4	8.6	(30.2)	2.4
Income tax expense	-	-	-	0.6	0.6
Net income (loss) before income taxes	23.6	0.4	8.6	(29.6)	3.0
Administration	-	-	-	6.8	6.8
Interest expense, net	-	-	-	11.1	11.1
Foreign exchange loss	-	-	-	5.0	5.0
Other expense, net	-	-	-	4.7	4.7
Project income (loss)	23.6	0.4	8.6	(2.0)	30.6
Change in fair value of derivative instruments	0.2	-	0.4	1.8	2.4
Depreciation and amortization	11.5	5.8	2.8	0.1	20.2
Interest, net	0.7	-	-	-	0.7
Other project (income) expense	-	(0.1)	(0.1)	-	(0.2)
Project Adjusted EBITDA	$36.0	$6.1	$11.7	($0.1)	$53.7

Three months ended March 31, 2018

	East U.S.	West U.S.	Canada	Un-alloc. Corp.	Consolidated
Net income (loss) attributable to Atlantic Power Corporation	$20.8	($2.0)	$7.4	($10.3)	$15.9
Net loss attributable to preferred share dividends of a subsidiary company	-	-	-	(1.7)	(1.7)
Net income (loss)	20.8	(2.0)	7.4	(12.0)	14.2
Income tax expense	-	-	-	3.2	3.2
Income (loss) before income taxes	20.8	(2.0)	7.4	(8.8)	17.4
Administration	-	-	-	6.0	6.0
Interest expense, net	-	-	-	15.1	15.1
Foreign exchange gain	-	-	-	(8.2)	(8.2)
Other income, net	-	-	-	(2.0)	(2.0)
Project (loss) income	20.8	(2.0)	7.4	2.1	28.3
Change in fair value of derivative instruments	(0.2)	-	(1.2)	(2.4)	(3.8)
Depreciation and amortization	11.6	8.1	8.0	0.2	27.9
Interest, net	1.0	-	-	-	1.0
Other project income	-	-	-	-	-
Project Adjusted EBITDA	$33.2	$6.1	$14.2	($0.1)	$53.4

30